UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 14, 2014

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

On March 14, 2014, at an Annual Meeting of Stockholders, the following was approved by the Stockholders of Gencor Industries, Inc. (the “Company”):

(1) The election of the following directors:

By holders of Common Stock:

Cort J. Dondero

By holders of Class B Stock:

David A. Air

E.J. Elliott

James P. Sharp

Marc G. Elliott

Randolph H. Fields

(2) The ratification of the selection of Moore Stephens Lovelace, P.A., independent certified public accountants, as auditors for the Company for the year ending September 30, 2014

(3) The approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders.

The total number of shares entitled to vote at this meeting was 8,008,632 shares of Common Stock and 1,509,238 shares of Class B Stock, and the final tabulation of proxies was as follows:

Election of Director by Holders of Common Stock:

Name	Votes for	Votes Withheld	Broker Non-votes

Cort J. Dondero	2,967,737	106,844	4,130,033

Election of Directors by Holders of Class B Stock:

Name	Votes for	Votes Withheld	Broker Non-votes

David A. Air	1,509,238	-0-	-0-

E.J. Elliott	1,509,238	-0-	-0-

James P. Sharp	1,509,238	-0-	-0-

Marc G. Elliott	1,509,238	-0-	-0-

Randolph H. Fields	1,509,238	-0-	-0-

All director nominees were duly elected.

Ratification of Appointment of Moore Stephens Lovelace, P.A. as Auditors for the Year Ending September 30, 2014:

	Votes for	Votes Against	Abstentions

Common Stock	7,155,432	35,588	13,594
Class B Stock	1,509,238	-0-	-0-

The proposal was approved.

Approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders:

	Votes for	Votes Against	Abstentions	Broker Non-votes

Common Stock	2,921,521	132,733	20,327	4,130,033
Class B Stock	1,509,238	-0-	-0-	-0-

The proposal was approved.

No other business was brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

/s/ E.J. Elliott
E.J. Elliott
Chairman and Chief Executive Officer

March 14, 2014